EX-3.4
For Ministry Use Only
A I'usagc exclusif du ministere

Ontario Corporation Number
Numero de la compagnie en Ontario

1416673

Ministry of
Consumer and
Commercial Relations
CERTIFICATE
This is to certify that these
articles are effective on

Ministere de
la Consommation
et du Commerce
CERTIFICAT
ceci certifie que les presents
statuts entrent en vigueur le
MAY  04 MAI, 2000
Dimetor/Directeur
Business Corporations Act / Loi sur les societes par actions

                           ARTICLES OF INCORPORATION
                              STATUTS CONSTITUTIFS

        1. The name of the corporation is:
           Denomination sociale de la compagnie:

                              CAREERTEK.ORG, INC.

        2. The address of the registered office is: Adresse du siege social; 170
           Attwell Drive Suite 640 (Street & Number, or R.R. Number & if
           Multi-office Building give Room No.) (Rue et numero, ou numero de la
           R.R. et s'li s'agit edifice a bureaux, numero du bureau) Toronto,
           Ontario M9W5Z3 (Name of Municipality or Post Office) (Postal
           Code/Code postal) (Nom de la municipalite ou du bureau de poste)

        3. Number (or minimum and maximum number) of directors is: Nombre (ou nombres minimal or maximal) d'administrateurs:: Minimum One Maximum
           Ten

        4. The first director(s) is/are: First name. initials and surname
           Prenom, initiales et nom de famille Municipality and Postal Code De la R.R., ou le nom de la municipalite et le code postal Resident
           Canadian State Yes or No Resident Canadien Oui/Non Peter John Edwards
           841 Prinirose Court Pickering, Ontario LIX  2S7 YES

        5. Restriction, if any, on business the corporation may carry on ot on powers the corporation may exercise. Limites, s'il y a lieu, imposees aux activites commerciales ou aux pouvoirs do Ia compagnie.

There are no restrictions on the business that the Corporation may carry on or on the powers that the Corporation may
exercise.

        6. The classes and any maximum number of shares that the corporation is authorized to issue:

Categories et nombre maximal, s'il y a lieu, d'actions que Ia campagnie est autorisee a emettre:

The Corporation is authorized to issue;

                (a) an unlimited amount of Class "A" Shares
                (b) an unlimited amount of Class "B" Shares
                (c) an unlimited number of Class "C"Shares
                (d) an unlimited number of Class "D" Shares
                (e) an unlimited number of Common Shares
                (f) an unlimited number of Preferred Shares

        7. Rights, privileges, restrictions and conditions (If any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

Droits. privileges, restrictions et conditions, s il y a lieu, rattaches a chaque categorie d'actions et pouvoirs des adminlsirateurs relatifs a chaque categorie d'actions qui peut etre emise en serie:

Subject to the requirements of the Business Corporations Act, 1982 as now enacted or replaced (the "Act") the rights, privileges, restrictions and conditions attaching to the Class "A" shares, Class "B" shares, Crass "C"
shares, and Class "D" shares are as follows:

        1. Dividends

                (a) The holders of the Class "A" shares, in priority to all other classes of shares ranking junior to the Class "A"
                    shares, shall be entitled to receive and the Corporation
                    shall pay thereon, as and when declared by the board of
                    directors of the Corporation out of the assets of the
                    Corporation properly applicable to the payment of dividends, cumulative cash dividends at the rate of $1.00 per share per annum, payable quarterly in arrears on the first day of each calendar quarter. Cheques of the Corporation payable at par at any branch of the Corporation's bankers in Canada shall be issued in respect of such dividends and payment thereof shall satisfy such dividends. Such dividends shall accrue
                    from such date or dates as may in the case of each issue be determined by the board of directors of the Corporation and in default of such determination from the date of issue. If on any dividend payment date, the dividend payable on such date is not paid in full on all of the Class "A" shares then issued and outstanding, such dividend, or the unpaid part
                    thereof, shall be paid at a subsequent date or dates as and when declared by the board of directors. The holders of the
                    Class "A" shares shall not be entitled to any dividends
                    other than or in excess of the dividends hereinbefore
                    provided for. Except with the consent of the holders of all of the Class "A" shares outstanding, no dividend shall at
                    any time be declared and paid on or declared and set apart for payment on the Class "B" shares or on any other shares of the Corporation ranking junior to the Class "A" shares
                    for any financial year unless all accrued cumulative cash
                    dividends on the Class "A" shares then issued and
                    outstanding shall have been declared and paid or set aside for payment at the date of such declaration and payment or setting apart of dividends on the Class "B" shares or any
                    other shares ranking junior to the Class "A" shares;

                (b) Subject to the priority of the Class "A" shares, the holders of the Class "B" shares, in priority to all other classes of shares ranking junior to the Class "B" shares, shall be
                    entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the
                    Corporation out of the assets of the Corporation properly
                    applicable to the payment of dividends, cumulative cash
                    dividends at the rate of $1.00 per share per annum, payable quarterly in arrears on the first day of each calendar
                    quarter. Cheques of the Corporation payable at par at any
                    branch of the Corporation's bankers in Canada shall be
                    issued in respect of such dividends and payment thereof
                    shall satisfy such dividends. Such dividends shall accrue
                    from such date or dates as may in the case of each issue be determined by the board of directors of the Corporation and in default of such determination from the date of issue. If on any dividend payment date, the dividend payable on such date is not paid in full on all of the Class "B" shares then issued and outstanding, such dividend, or the unpaid part
                    thereof, shall be paid at a subsequent date or dates as and when declared by the board of directors. The holders of the
                    Class "B" shares shall not be entitled to any dividends
                    other than or in excess of the dividends hereinbefore
                    provided for. Except with the consent of the holders of all of the Class "B" shares outstanding, no dividend shall at
                    any time be declared and paid on or declared and set apart for payment on any other shares of the Corporation  ranking junior to the Class "B" shares for any financial year unless all accrued  cumulative cash dividends on the Class "B"
                    shares then issued and outstanding  shall have been declared and paid or set aside for payment at the date of such
                    declaration and payment or setting apart for payment of
                    dividends on the Class  "C" shares any other shares ranking junior to the Class "B" shares;

                (c) Subject to the priority of the Class "A" shares and the
                    Class "B" shares, the holder of the Class "C" shares, in
                    priority to the Class "D" shares and to all other classes of shares ranking junior to the Class "A" shares, shall be
                    entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the
                    Corporation out of the assets of the Corporation properly
                    applicable to the payment of dividends, non-cumulative
                    cash dividends at the rate of $1.00 per share per annum.
                    Cheques of the Corporation payable at par at any branch of the Corporation's bankers in Canada shal1 be issued in
                    respect of such dividends and payment thereof shall satisfy such dividends. The board of directors shall be entitled
                    from time to time to declare part of the said dividends for any financial year notwithstanding that such dividends for such financial year shall not be declared in full. If within four months after the end of any financial year of the
                    Corporation, the Board of Directors in its discretion shall not have declared the said dividends or any part thereof on the Class "C" shares for such financial year, then the
                    rights of the holders of the Class "C" shares to such
                    dividend or for any undeclared part thereof for such
                    financial year shall be forever extinguished. The holders of the Class "C" shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore
                    provided for. Except with the consent of the holders of all of the Class "C" shares outstanding, no dividend shall at
                    any time be declared and paid on or declared and set apart for payment on the Class "D" shares or on any other shares of the Corporation ranking junior to the Class "C" shares
                    for any financial year unless the non-cumulative cash
                    dividends on the Class "C" shares then issued and
                    outstanding in respect of such financial year shall have
                    been declared and paid or set aside for payment at the date of such declaration and payment or setting apart of
                    dividends on the Class "D" shares or on any other shares
                    ranking junior to the Class "A" shares;

                (d) Subject to the priority of the Class "A" shares, the Class
                    "B" shares and the Class "C" Shares, the holders of the
                    Class "D" shares, in priority to all other classes of shares ranking junior to the Class "D" shares, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the
                    payment of dividends, non-cumulative cash dividends at the rate of $1.00 per share per annum. Cheques of the
                    Corporation payable at par at any branch of the
                    Corporation's bankers in Canada shall be issued in respect of such dividends and payment thereof shall satisfy such
                    dividends The board of directors shall be entitled from time to time to declare part of the said dividends for any
                    financial year notwithstanding that such dividends for such financial year shall not be declared in fall. If within four months after the end of any financial year of the
                    Corporation, the Board of Directors in its discretion shall not have declared the said dividends or any part thereof on the Class "D" shares for such financial year, then the
                    rights of the holders of the Class "D" shares to such
                    dividend or for any undeclared part thereof for such
                    financial year shall be forever extinguished. The holders of the Class "D" shares shall not be entitled to any dividends other than or in excess of the dividends hereinbefore
                    provided for. Except with the consent of the holders of all of the Class "D" shares outstanding, no dividend shall at
                    any time be declared and paid on or declared and set apart for payment on any other shares of the Corporation ranking junior to the class "D" shares for any financial year unless the non-cumulative cash dividends on Class "D" shares then issued and outstanding in respect of such financial year
                    shall have been declared and paid or set aside for payment at the date of such declaration and payment or setting apart of dividends on the other shares ranking junior to the Class
                    "D" shares; and,

                (e) Subject to the prior rights of the holder of the class "A"
                    shares, Class "B" shares, Class "C" shares and Class "D"
                    shares as set forth above and not otherwise, the board of
                    directors may declare and cause to be paid dividends to the holders of the common shares from any assets at the time
                    properly applicable to the payment of dividends.

        2. Liquidation, Dissolution or Winding-Up.

In the event of the liquidation, dissolution or winding-up of the Corporation or other distribution of the property of the Corporation among the shareholders for the purpose of winding-up its affairs;

                (a) The holders of the Class "A" shares shall be entitled to receive from the Corporation a sum equivalent to the
                    aggregate Redemption Amount (as hereinafter defined) of all of the Class "A" shares held by them respectively before any amount shall be paid or any property of the Corporation
                    distributed to the holders of the Class "B" shares or shares of any other class ranking junior to the Class "A" shares.
                    After payment to the holders of the Class "A" shares of the amount so payable to them as provided above they shall not be entitled to share in any further distribution of the
                    property of the Corporation;

                (b) The holders of the class "B" shares shall be entitled to receive from the Corporation a sum equivalent to the
                    aggregate Redemption Amount (as hereinafter defined) of all of the Class "B" shares held by them respectively before any amount shall be paid or any property of the Corporation
                    distributed to the holders of shares of any other class
                    ranking junior to the Class "B" shares. After payment to the holders of the Class "B" shares of the amount so payable to them as provided above they shall not be entitled to share in any farther distribution of the property of the
                    Corporation;

                (c) The holders of the Class "C" shares shall be entitled to receive from the Corporation a sum equivalent to the
                    aggregate Redemption Amount (as hereinafter defined) of all of the Class "C" shares held by them respectively before any amount shall be paid or any property of the Corporation
                    distributed to the holders of shares of any other class
                    ranking junior to the class "C" shares. After payment to the holders of the class "C", shares of the amount so payable
                    to them as provided above they shall not be entitled to
                    share in any further distribution of the property of the
                    Corporation;

                (d) The holders of the Class "D" shares sha11 be entitled to receive from the Corporation a sum equivalent to the
                    aggregate Redemption Amount (as hereinafter defined) of all of the Class "D" shares held by them respectively before any amount shall be paid or any property of the Corporation
                    distributed to the holders of shares of any other class
                    ranking junior to the Class "D" shares. After payment to the holders of the Class "D" shares of the amount so payable to them as provided above they shall not be entitled to share in any further distribution of the property of the
                    Corporation; and,

                (e) The holders of the common shares shall be entitled to
                    receive the remaining assets of the Corporation.

        3 Redemption.

                (a) The Corporation may, subject to the requirements of the Act, upon giving notice as hereinafter provided, redeem at any
                    time the whole or from time to time any part of the then
                    outstanding Class "A" shares on payment of an amount for
                    each share to be redeemed equal to $10.00 plus all declared and unpaid non-cumulative cash dividends thereon, the whole constituting and being herein referred to as the "Redemption
                    Amount";

                (b) The Corporation may, subject to the requirements of the Act, upon giving notice as hereinafter provided, redeem at any
                    time the whole or from time to time any part of the then
                    outstanding Class "B" shares on payment of an amount for
                    each share to be redeemed equal to $10.00 plus all declared and unpaid non-cumulative cash dividends thereon, the whole constituting and being herein referred to as the "Redemption
                    Amount";

                (c) The Corporation may, subject to the requirements of the Act, upon giving notice as hereinafter provided, redeem at any
                    time the whole or from time to time any part of the then
                    outstanding Class "C" shares on payment of an amount for
                    each share to be redeemed equal to $10.00 plus all declared and unpaid non-cumulative cash dividends thereon, the whole constituting and being herein referred to as the "Redemption
                    Amount";

                (d) The Corporation may, subject to the requirements of the Act, upon giving notice as hereinafter provided, redeem at any
                    time the whole or from time to time any part of the then
                    outstanding Class "D" shares on payment of an amount
                    for each share to be redeemed equal to $10.00 plus all
                    declared and unpaid non-cumulative cash dividends thereon, the whole constituting and being herein referred to as the
                    "Redemption Amount";

                (e) In the case of redemption of Class "A" shares Class "B"
                    shares, Class "C" shares or of Class "D" shares under the
                    provisions of paragraphs 3(a) through 3(d) hereof, the
                    Corporation shal1, at least 21 days prior to the date
                    specified for Redemption, mail to each person who is at the date of mailing a registered holder of Class "A" shares,
                    Class "B" shares, Class "C" shares or Class "D" shares to be redeemed, a notice in writing of the intention of the
                    Corporation to redeem such shares, unless such notice shall be waived in writing by the holders of all of the Class of shares intended to be redeemed. Such notice shall be mailed by letter, postage prepaid, addressed each such shareholders at his address as it appears on the records of the
                    Corporation or to the last known  address of such
                    shareholder; provided however that accidental failure to
                    give any such notice to one or more such shareholders shall not affect the validity of such redemption. Such notice
                    shall set out the Redemption Amount and the date  on which redemption is to take place and if part only of the Class of shares for  the time being outstanding is to be redeemed,
                    the shares so to be redeemed shall be redeemed pro rate
                    (disregarding fractions) unless otherwise agreed in writing by the holders of all of the Class of shares to be redeemed.
                    On or after the date so. specified for redemption, the
                    Corporation shall cause to be paid to or to the order of the registered holders of the shares to be redeemed the
                    Redemption Amount thereof on presentation and surrender at the registered office of the Corporation or any other place designated in the notice of the certificates representing
                    the shares called for redemption. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers in Canada. If less than all of the shares
                    represented by any certificate are redeemed the holder shall be entitled to receive a new certificate for that number of shares represented by the original certificate which are not redeemed. From and after the date specified for Redemption in any such notice the holders of the shares called for
                    redemption shall cease to be entitled to dividends and shall not be entitled to exercise any of the rights of
                    shareholders in respect thereof unless payment of the
                    Redemption Amount shall not be made upon presentation of
                    certificates in accordance with the foregoing provisions, in which case the rights of the shareholders shall be
                    unaffected. The Corporation shall have the right at any time after the mailing of notice of its intention to redeem any shares to deposit the Redemption Amount of the shares so
                    called for redemption or of any such of the said shares
                    represented by certificates as have not at the date of such deposit been surrendered by the holders thereof in
                    connection with such redemption, to a special account in any chartered bank or in any trust company in Canada, named in such notice to be paid without interest to or to the order of the respective holders of such shares called for
                    redemption upon presentation and surrender to such bank or trust company of the certificates representing the same.
                    Upon inch deposit being made or upon the date. specified for redemption in such notice, whichever is the later, the
                    shares in respect whereof such deposit shall have been made shall be redeemed and the rights of the holders thereof
                    after such deposit or such redemption  date, as the case may be, shall be limited to receiving without interest the
                    proportionate part of the total Redemption Amount so
                    deposited against presentation and surrender of the said
                    certificates held by them respectively and any interest on the amount so deposited shall be for the account of the
                    Corporation if any part of the Redemption Amount so
                    deposited ha not been paid to or to the order of the
                    respective holders of the shares which were called for
                    redemption within two years after the date upon which such deposit was made or the date specified for redemption,
                    whichever is later, the balance remaining in the said
                    special account shall be returned to the Corporation without prejudice to the rights of the holders of the shares being redeemed to claim the Redemption Amount without interest
                    from the Corporation.

        4.  Voting Rights.

                (a) The holders of the Class "'A" shares shall be entitled to receive notice of or to attend any meeting of the
                    shareholders of the Corporation and shall be entitled to one vote in respect of each Class "A share held at such meeting, except meetings at which the holders of a particular class of shares other than the Class "A shares are entitled to
                    vote separately as a class;

                (b) The holders of the Class "B" shares shall not be entitled to receive notice of or to attend any meeting of the
                    shareholders of the Corporation unless the meeting is called for the purpose of authorizing the dissolution of the
                    Corporation or the sale, lease or exchange of all or
                    substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation under subsection 183(3) of the Act, in which case the
                    holders of the Class "B" shares shall be entitled to receive notice of such meeting. The holders of the Class "B" shares shall not be entitled to vote at any meeting of the
                    shareholders of the Corporation or to sign a resolution in writing except a meeting called to consider or a resolution in writing in respect of any amendment to these Articles in respect of which the holders of the Class "B" shares would be entitled to vote separately as a class pursuant to the
                    Act, unless and until the Corporation fails for any period aggregating one year or more to pay dividends on the Class
                    "B" shares pursuant to clause 1(b) hereof. In such event the holders of the Class "B" shares shall, until all arrears of such dividends have been paid, be entitled to receive notice of and to attend all meetings of the shareholders of the
                    Corporation and shall be entitled to one vote in respect of each Class "B" share held at all such meetings or to sign a resolution in writing in lieu thereof;

                (c) The holders of the Class "C" shares shall be entitled to receive notice of or to attend any meeting of the
                    shareholders of the Corporation and shall be entitled to one vote in respect of each Class "C" share held at such
                    meeting, except meetings at which the holders of a
                    particular class of shares other than the Class "C" shares are entitled to vote separately as a class;

                (d) The holders of the Class "D" shares shall not be entitled to receive notice of or to attend any meeting of the
                    shareholders of the Corporation unless the meeting is called for the purpose of anthoriring the dissolution of the
                    Corporation or the sale, lease or exchange of all or
                    substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation under subsection 183(3) of the Act, in which case the
                    holders of the Class "D" shares shall be entitled to receive notice of such meeting. The holders of the Class "D" shares shall not be entitled either to vote at any meeting of the shareholders of the Corporation or to sign a resolution in writing ecocept a meeting called to consider or a resolution in writing in respect of any amendment to these Articles in respect of which the holders of the Class "D" shares would be entitled to vote separately as a class pursuant to the
                    Act;

                (e) The holders of the common shares shall be entitled to
                    receive notice of or to attend any meeting of the
                    shareholders of the Corporation and shall be entitled to one vote in respect of each common share held at such meeting, except meetings at which the holders of a particular class of 'hare's other than the common shares are entitled to vote separately as a class.

        8. The issue, transfer or ownership or shares is/is not restricted and the restrictions (if any) are as follows:

L'emission, le transfert ou la propriete d'actions est/n'est pas restreinte. Les restrictions, s'il y a lieu, sont les suivantes:

The transfer of shares of the Corporation of any class shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

                (a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of
                    directors, or by an instrument or instruments in writing
                    signed by a majority of the directors: or,

                (b) the approval of the holders of at least a majority of the common and special shares of the Corporation then
                    outstanding carrying or being entitled to vote in all
                    circumstances at a general meeting of shareholders at that point in time, expressed by a resolution passed at a meeting of the shareholders, or by an instruments or instruments in writing signed by the holders of a majority of such shares.

        9. Other provisions. If any. are:

        Aufres dispositions, s'il Y a lieu:

        1. (a) Any invitation to the public to subscribe for any shares or securities of the Corporation is hereby prohibited.

                (b) The number of shareholders of the Corporation, exclusive of persons who are in the emplayment of the Corporation and
                    exclusive of persons who, having been formerly in the
                    employment of the Corporation, were, while in that
                    employment and have continued after the termination of that employment, to be, shareholders of the Corporation, is
                    limited to not more than fifty (50), two or more persons
                    who are joint registered owners of one or more shares being counted as one shareholder.

        2. In addition to, and without limiting such other powers which the
Corporation may by law possess, the directors of the Corporation may, without authorization of the shareholders, by authentic deed, in particular but without limitation, for the purpose of securing any bonds, debentures or debenture stock which it is by law entitled to issue, hypothecate, mortgage, pledge, cede or transfer any property, moveable or immovable, present or future, which It may own.

        3. The names and addresses of the incorporators are Norn et adresse des fondateurs First name, initials and last name or corporate name Prenom, initiale et nom de famille ou denomination Sociale. Full address for service or address of registered office or of principal place of business giving street &
No. or R.R. No., municipality and postal code Domicile elu, adresse du siege social ou adresse de l'etablissement principal, y compris la rue et le numero, le numero de la R.R., le nom de la municipalite et le code postal

Peter John Edwards.
841 Primrose Court
Pickering, Ontario L1X 2S7

These articles are signed in duplicate.
Les presents statuts sont signs en double exemplaire.

Signatures of incorporators/Signatures des fondateurs

_____________________________________
Peter John Edwards